Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form SB-2 (File No. 333-141372) of Wuhan General Group (China), Inc. (the “Company”) of our report dated March 13, 2009, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Samuel H. Wong & Co., LLP

South San Francisco, California	Samuel H. Wong & Co., LLP
March 31, 2009	Certified Public Accountants